As filed with the Securities and Exchange Commission on December 24, 2003

Registration No. 333-102944-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

on

FORM S-8

to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933*

OPENTV CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-0212376
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Sacramento Street

San Francisco, California 94111

(415) 962-5000

(Address and telephone number of principal executive offices)

ACTV, Inc. 2000 Stock Incentive Plan

ACTV, Inc. 1999 Stock Incentive Plan

ACTV, Inc. 1998 Stock Option Plan

ACTV, Inc. 1996 Stock Option Plan

ACTV, Inc. Non-Plan Option Agreements

(Full title of plans)

Copy to:

Scott M. Wornow, Esq. OpenTV Corp. 275 Sacramento Street San Francisco, California 94111 (415) 962-5000	Lee D. Charles, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A ordinary shares (no par value)	6,371,588 shares(1)(2)	N/A	N/A	(3)

*	Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See “Introductory Statement.”
(1)	Represents the maximum number of OpenTV Class A ordinary shares that may be issued pursuant to certain stock incentive plans of ACTV, Inc. and includes: (a) up to 1,241,656 OpenTV Class A ordinary shares issuable pursuant to the ACTV, Inc. 2000 Stock Incentive Plan; (b) up to 378,806 OpenTV Class A ordinary shares issuable pursuant to the ACTV, Inc. 1999 Stock Incentive Plan; (c) up to 96,671 OpenTV Class A ordinary shares issuable pursuant to the ACTV, Inc. 1998 Stock Option Plan; (d) up to 32,998 OpenTV Class A ordinary shares issuable pursuant to the ACTV, Inc. 1996 Stock Option Plan; and (e) up to 4,621,457 OpenTV Class A ordinary shares issuable pursuant to the ACTV, Inc. Non-Plan Option Agreements.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Amendment shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the equitable adjustment provisions of the plans listed above.
(3)	Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the “Commission”) of (a) the preliminary proxy materials on Schedule 14A of the Registrant on December 13, 2002 and (b) the Registration Statement on Form S-4 of the Registrant (File No. 333-102944) on February 4, 2003 (the “S-4”).

INTRODUCTORY STATEMENT

OpenTV Corp. (the “Registrant” or “OpenTV”) hereby amends the S-4 by filing this Post Effective Amendment No. 1 on Form S-8 relating to the issuance of up to an aggregate of 6,371,588 Class A ordinary shares, no par value, of OpenTV (the “Class A Ordinary Shares”) pursuant to the following plans (collectively, the “Plans”):

•	up to 1,241,656 Class A Ordinary Shares issuable by OpenTV upon the exercise of options granted under the ACTV, Inc. 2000 Stock Incentive Plan;

•	up to 378,806 Class A Ordinary Shares issuable by OpenTV upon the exercise of options granted under the ACTV, Inc. 1999 Stock Option Plan;

•	up to 96,671 Class A Ordinary Shares issuable by OpenTV upon the exercise of options granted under the ACTV, Inc. 1998 Stock Option Plan;

•	up to 32,998 Class A Ordinary Shares issuable by OpenTV upon the exercise of options granted under the ACTV, Inc. 1996 Stock Option Plan; and

•	up to 4,621,457 Class A Ordinary Shares issuable by OpenTV upon the exercise of options granted under the ACTV, Inc. Non-Plan Option Agreements described herein.

All such Class A Ordinary Shares were originally registered pursuant to the S-4.

On July 1, 2003, ACTV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OpenTV (“Merger Sub”), merged (the “Merger”) with and into ACTV, Inc., a Delaware corporation (“ACTV”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 26, 2002, among OpenTV, Merger Sub and ACTV, as amended by the Amendment to the Agreement and Plan of Merger, dated as of February 14, 2003, among OpenTV, Merger Sub and ACTV. When the Merger was consummated (the “Effective Time”), among other things, stock options (the “Options”) granted under the Plans to purchase 8,894,833 shares of common stock, par value $.10 per share, of ACTV (“ACTV Common Stock”) were assumed by OpenTV and converted to options to purchase that number of Class A Ordinary Shares determined by multiplying the number of shares of ACTV Common Stock subject to each such option immediately prior to the Effective Time by 0.73333 and rounding down to the nearest whole number.

The designation of this Post-Effective Amendment as Registration No. 333-102944-1 denotes that this Post-Effective Amendment relates only to the up to 6,371,588 Class A Ordinary Shares issuable upon exercise of the Options Issued under the Plans and that this is the first Post-Effective Amendment to the S-4.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Amendment or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. OpenTV will maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, OpenTV will furnish to the Commission or its staff a copy or copies of all the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(a) OpenTV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b) OpenTV’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(c) OpenTV’s Current Reports on Forms 8-K and 8-K/A dated July 14, 2003, September 12, 2003, October 29, 2003, November 13, 2003 and December 22, 2003; and

(d) The description of OpenTV’s Class A ordinary shares contained in OpenTV’s Registration Statement on Form F-1 (Registration Statement Number 333-89609) and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Previously filed. (See Item 20 of the S-4).

Item 7.	Exemption from Registration Claimed.

Not Applicable

Item 8.	Exhibits.

See Exhibit Index

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, State of California, on December 24, 2003.

OPENTV CORP.

By:	/S/ JAMES J. ACKERMAN
Name:	James J. Ackerman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James J. Ackerman	Chief Executive Officer (Principal Executive Officer) and Director

Richard Hornstein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ ROBERT R. BENNETT Robert R. Bennett	Director	December 24, 2003

Timothy J. Bryan	Director

Jerry Machovina	Director

* J. David Wargo	Director

* Anthony G. Werner	Director

Michael Zeisser	Director

By:	/S/ MARK H. ALLEN Mark H. Allen Attorney in Fact	December 24, 2003

Exhibit Index

Exhibit No.	DESCRIPTION
4.1	Specimen Certificate for Class A ordinary shares of OpenTV Corp. (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the F-1 Registration Statement, as filed with the Securities and Exchange Commission on November 10, 1999)

5*	Opinion of Harney Westwood & Riegels as to the legality of the securities being registered.

23.1*	Consent of Harney Westwood & Riegels (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of Deloitte & Touche LLP.

24*	Power of Attorney (included on pages II-6 of the S-4).

99.1	ACTV, Inc. 2000 Stock Incentive Plan.

99.2	ACTV, Inc. 1999 Stock Incentive Plan.

99.3	ACTV, Inc. 1998 Stock Option Plan.

99.4	ACTV, Inc. 1996 Stock Option Plan.

99.5	Non-Qualified Stock Option Agreement between ACTV, Inc. and Phil Batey dated March 7, 2001.

99.6	Option Agreement between ACTV, Inc. and Bruce Crowley dated December 1, 1995, as adjusted January 1, 2000.

99.7	Option Agreement between ACTV, Inc. and Bruce J. Crowley dated February 21, 1998, as adjusted January 1, 2000.

99.8	Non-Qualified Stock Option Agreement between ACTV, Inc. and Bruce Davis dated March 7, 2001.

99.9	Amended and Restated Non-Qualified Stock Option Agreement between ACTV, Inc. and Paul E. Finer dated October 18, 2000, as amended and restated January 8, 2002.

99.10	Non-Qualified Stock Option Agreement between ACTV, Inc. and Luigi Guillo dated March 7, 2001.

99.11	Non-Qualified Stock Option Agreement between ACTV, Inc. and Joel Hassell dated March 7, 2001.

99.12	Non-Qualified Stock Option Agreement between ACTV, Inc. and Tom Huber dated March 7, 2001.

99.13	Non-Qualified Stock Option Agreement between ACTV, Inc. and Joe Jacobson dated March 7, 2001.

99.14	Non-Qualified Stock Option Agreement between ACTV, Inc. and Melvyn N. Klein dated April 9, 2001.

99.15	Non-Qualified Stock Option Agreement between ACTV, Inc. and Edward Knudson dated March 7, 2001.

99.16	Non-Qualified Stock Option Agreement between ACTV, Inc. and Mark Lazen dated August 17, 2001.

99.17	Non-Qualified Stock Option Agreement between ACTV, Inc. and Tom Lemmons dated March 7, 2001.

99.18	Non-Qualified Stock Option Agreement between ACTV, Inc. and Lisa Lewis dated March 7, 2001

99.19	Non-Qualified Stock Option Agreement between ACTV, Inc. and Steve Markel dated March 7, 2001.

99.20	Non-Qualified Stock Option Agreement between ACTV, Inc. and Steve Martin dated March 7, 2001.

99.21	Non-Qualified Stock Option Agreement between ACTV, Inc. and Laurie Priddy dated March 7, 2001

99.22	Non-Qualified Stock Option Agreement between ACTV, Inc. and Gary Rasmussen dated March 7, 2001.

99.23	Option Agreement between ACTV, Inc. and David Reese dated December 1, 1995, as adjusted January 1, 2000.

99.24	Option Agreement between The Texas Individualized Television Network, Inc. and David Reese dated March 14, 1997, as amended January 14, 1998.

99.25	Option Agreement between ACTV, Inc. and David Reese dated February 21, 1998, as adjusted January 1, 2000.

99.26	Non-Qualified Stock Option Agreement between ACTV, Inc. and Steve Reynolds dated March 7, 2001.

99.27	Option Agreement between ACTV, Inc. and William C. Samuels dated December 1, 1995, as adjusted January 1, 2000.

99.28	Option Agreement between ACTV, Inc. and William C. Samuels dated February 21, 1998, as adjusted January 1, 2000.

99.29	Non-Qualified Stock Option Agreement between ACTV, Inc. and Kevin Satterfield dated March 7, 2001.

99.30	Non-Qualified Stock Option Agreement between ACTV, Inc. and Steven W. Schuster dated April 9, 2001.

99.31	Non-Qualified Stock Option Agreement between ACTV, Inc. and Margaret Whelan dated March 7, 2001.

99.32	Non-Qualified Stock Option Agreement between ACTV, Inc. and Tracy Whittaker dated March 7, 2001.

99.33	Non-Qualified Stock Option Agreement between ACTV, Inc. and John C. Wilcox dated October 18, 2000.

99.34	Non-Qualified Stock Option Agreement between ACTV, Inc. and John C. Wilcox dated April 9, 2001.

99.35	Non-Qualified Stock Option Agreement between ACTV, Inc. and Ron Wilhelm dated March 7, 2001.

99.36	Non-Qualified Stock Option Agreement between ACTV, Inc. and Tim Williams dated March 7, 2001.

99.37	Non-Qualified Stock Option Agreement between ACTV, Inc. and Carol Woodman dated March 7, 2001.

99.38	Non-Qualified Stock Option Agreement between ACTV, Inc. and Derik Yarnell dated March 7, 2001.

99.39	Non-Qualified Stock Option Agreement between ACTV, Inc. and Ian Zenoni dated March 7, 2001.

*	As Previously filed as Exhibits to the S-4.